UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2011 (April 27, 2011)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director and Retirement of Chief Executive Officer

On April 27, 2011, the Board of Directors (the “Board”) of NeurogesX, Inc. (the “Company”) appointed Gary Lyons to the Board as a Class II director, with such appointment effective as of April 27, 2011, and also designated him as Executive Chairman. In connection with this appointment, the current Chairman of the Board, Jean-Jacques Bienaime, was redesignated as Lead Independent Director, and the number of authorized directors on the Board was increased from seven to eight.

In connection with his appointment, Mr. Lyons was granted an option under the Company’s 2007 Stock Plan, as amended, to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.29 per share (the closing price of the Company’s common stock on the NASDAQ Global Market on the date of appointment), that vests monthly over the twelve months following April 27, 2011. In addition, Mr. Lyons will be receiving cash compensation of $100,000 for his services on the Board as Executive Chairman for the remainder of 2011, paid quarterly. This equity and cash compensation is being provided to Mr. Lyons in lieu of his receiving compensation under the Company’s regular director compensation policies, including the annual retainer fees, per meeting fees and initial and annual option grants as more fully described in the Company’s Definitive Proxy on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2011. If Mr. Lyons remains on the Board into 2012, he may become eligible to receive non-employee director compensation under the Company’s regular director compensation policies. Mr. Lyons is also expected to enter into the Company’s standard form of director and officer Indemnification Agreement.

Mr. Lyons may be appointed to one or more standing committees of the board of directors, but no such determination has been made as of the date hereof.

On April 29, 2011, the Company also announced the planned retirement of Anthony DiTonno, the Company’s President and Chief Executive Officer, by December 31, 2011. In connection with Mr. DiTonno’s retirement, the Board approved accelerating the vesting of options to purchase the Company’s common stock held by Mr. DiTonno by 12 months upon termination of his employment or consulting services.

On April 29, 2011, the Company issued a press release regarding the appointment of Mr. Lyons to the Board as Executive Chairman, Mr. Bienaime’s redesignation as Lead Independent Director and the retirement of Anthony DiTonno. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended, and is incorporated by reference into this Item 5.02.

Additional Bonuses for Certain Named Executive Officers

On April 27, 2011, the Board also approved bonuses for Stephen Ghiglieri (Executive Vice President, Chief Operating Officer, Chief Financial Officer), Jeffrey Tobias, M.D. (Executive Vice President, Research and Development, Chief Medical Officer) and Michael Markels (Senior Vice President, Commercial and Business Development) (collectively, the “Eligible NEOs”). These bonuses include cash compensation of $100,000 for each Eligible NEO that remains employed with the Company for 12 months following April 27, 2011, and equity compensation in the form of an option grant under the Company’s 2007 Stock Plan, as amended (the “2007 Plan”), to each Eligible NEO for 75,000 shares of common stock that vest as to 50% of such shares if such Eligible NEO remains employed with the Company for six months following April 27, 2011 and the remaining 50% if such Eligible NEO remains employed with the Company for two years following April 27, 2011. The Option grants have an exercise price of $3.29 per share (the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press release entitled “NeurogesX CEO Anthony DiTonno to Retire by Year End, Gary Lyons Joins Board as Executive Chairman, Jean-Jacques Bienaime Moves to Lead Independent Director.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer, Chief Financial Officer

Date: April 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release entitled “NeurogesX CEO Anthony DiTonno to Retire by Year End, Gary Lyons Joins Board as Executive Chairman, Jean-Jacques Bienaime Moves to Lead Independent Director.”

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